Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Registration Statement on Form S-1/A of our report, dated March 25, 2020 and October 14, 2020, on our audit of the consolidated financial statements of H/Cell Energy Corporation.

We also consent to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

October 21, 2020